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                                                                  Exhibit (p)(1)

                             THE VANTAGEPOINT FUNDS
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC
                              ICMA-RC SERVICES, LLC
                        VANTAGEPOINT TRANSFER AGENTS, LLC
                              VANTAGETRUST COMPANY
                           ICMA RETIREMENT CORPORATION

                   POLICY ON PERSONAL INVESTMENT ACTIVITY AND
                           PREVENTION OF THE MISUSE OF
                               INSIDE INFORMATION

                         LAST AMENDED: DECEMBER 8, 2006
                        EFFECTIVE DATE: DECEMBER 8, 2006

I.   GENERAL POLICY

     The Vantagepoint Funds (the "Funds") is an open-end investment company that is registered under the Investment Company Act of 1940 (the "1940 Act"). Vantagepoint Investment Advisers, LLC ("VIA") serves as investment adviser of the Funds and ICMA-RC Services, LLC ("RC Services") serves as distributor for the Funds. Vantagepoint Transfer Agents, LLC ("VTA") serves as the Funds' transfer agent. VIA, VTA and RC Services are subsidiaries of the ICMA Retirement Corporation ("RC"). RC also serves as investment adviser to the VantageTrust Company ("VTC") with respect to the VantageTrust, a group trust established and maintained by VTC that owns a majority of the shares of the Funds. VTC is a subsidiary of RC. Together, RC, VTC, VIA, VTA and RC Services are referred to herein as the "RC Companies."

     VIA, as a manager of managers, does not directly manage the investments of the Funds on a day-to-day basis, with the exception of the Funds' temporary cash balances and investments in shares of other registered investment companies made by certain series of the Funds. Instead, VIA hires various third-party subadvisers to manage the portfolio of each Fund and to make day-to-day investment decisions for the Fund. This structure significantly limits, although it does not eliminate entirely, the possibility that most persons working at the RC Companies would possess or have access to knowledge about the Funds' current or proposed portfolio transactions or holdings that could lead to a violation of this Policy on Personal Investment Activity and Prevention of the Misuse of Inside Information ("Policy").

     This Policy has been adopted to meet the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1").(1) It is based on the principle that all persons associated with the Funds, its adviser and its principal underwriter/distributor owe a fiduciary duty to the

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(1)  This Policy also has been adopted pursuant to Section 15(f) of the
     Securities Exchange Act of 1934 ("Exchange Act") and Section 204A of the Investment Advisers Act of 1940.

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shareholders of the Funds to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) placing their own personal interests ahead of the interests of the Funds' shareholders; (ii) taking advantage of their positions with the RC Companies for their own personal gain; and (iii) actual or potential conflicts between their interests and those of the Funds and its shareholders, or the appearance of such conflicts of interest. This Policy also reflects the requirement of Rule 17j-1 that each investment company, its adviser(s) and its underwriter(s) use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Policy.

     Federal law prohibits the purchase or sale of a security by any person on the basis of material, non-public information about that security or its issuer in breach of a duty of trust or confidence that is owed directly, indirectly or derivatively to the issuer of the security or its shareholders or to any other person who is the source of the information. It is also illegal to communicate such information to any other person in connection with a purchase or sale of a security. In addition, federal and state law make it unlawful for an investment adviser or its personnel to defraud or deceive an advisory client or otherwise breach their fiduciary duty to the client, including through the misuse of material, non-public information about or belonging to a client such as the Funds. It is the policy of the Funds and the RC Companies that all RC Associates (defined below), as well as members of the Funds' Board of Directors, the RC Board (defined below) and the VTC Board (defined below), must comply with all applicable provisions of federal and state securities laws and rules relating to the misuse of material non-public information. If an RC Associate or a member of one of the above-mentioned boards of directors acquires material, non-public information as a result of his or her relationship with the Funds, the RC Companies or a special or a confidential relationship with another person, such as an issuer, that person shall not communicate the information to anyone else or take investment action based on such information.

     EACH PERSON SUBJECT TO THIS POLICY HEREBY AGREES TO ABIDE BY ITS TERMS.

     This Policy extends to all RC Associates and to each member of the Fund's Board of Directors, the RC Board and the VTC Board. The effective date of this Policy, as amended, is December 8, 2006. Please direct any questions to the General Counsel or the Chief Compliance Officer.

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II.  DEFINITIONS

     1.   ACCESS PERSON. Includes:

          (a) All officers and LLC Managers (defined below) of the Funds, RC and any other RC Company;

          (b)  All directors of the Funds;

          (c) All RC Associates in the Investments Division, the Finance Division and the Legal Department of RC, RC Services, VIA and VTA;

          (d) Any RC Associate and any director of RC who has access to nonpublic information regarding any client's purchase or sale of Covered Securities, or nonpublic information regarding the Funds' portfolio holdings, or who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic; and

          (e) Any RC Associate and any director of RC or VTC who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund whether through interaction with a Subadviser (defined below), the Funds' custodian or otherwise, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

               NOTE: UNDER NORMAL CIRCUMSTANCES, THE INDEPENDENT DIRECTORS OF RC AND VTC (I.E., THOSE DIRECTORS WHO ARE NOT ALSO OFFICERS OR EMPLOYEES OF ANY RC COMPANY) WILL NOT BE "ACCESS PERSONS" UNDER THIS POLICY SOLELY BECAUSE THEY SERVE ON THE RC BOARD OR VTC BOARD.

               INDEPENDENT DIRECTORS OF THE FUNDS ARE AUTOMATICALLY CLASSIFIED AS ACCESS PERSONS, BUT ARE GENERALLY EXCEPTED FROM THE REPORTING PROVISIONS DESCRIBED IN SECTION IV BELOW. HOWEVER, THE CLASS 3 DIRECTOR OF THE FUNDS IS NOT EXCEPTED AND THEREFORE MUST COMPLY WITH THE REPORTING REQUIREMENTS FOR ACCESS PERSONS SET OUT IN
               SECTION IV.

     2.   INVESTMENT PERSON. Includes:

          (a) All officers of the Funds and all officers or LLC Managers of RC or any RC Company;

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          (b)  All RC Associates in the Investments Division, the Finance
               Division and the Legal Department of RC, RC Services, VIA or VTA; and

          (c) All RC Associates who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund (defined below) whether through interaction with a Subadviser (defined below), the Funds' custodian or otherwise, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

          NOTE: INVESTMENT PERSONS ARE SUBJECT TO THE PRE-APPROVAL REQUIREMENTS AND OTHER PERSONAL SECURITIES TRADING RESTRICTIONS DESCRIBED IN
          SECTION III BELOW.

     3. RC ASSOCIATE. Any officer or employee of the Funds or of any RC Company or any current or future subsidiary of an RC Company.

     4.   FUND. Any series of the Funds.

     5.   RC BOARD. The Board of Directors of RC.

     6.   VTC BOARD. The Board of Directors of VTC.

     7. LLC MANAGER. A person who is named as a Manager of an RC Company that is organized as a limited liability company in, or designated as a Manager of a limited liability company pursuant to, a limited liability company agreement or similar instrument under which the limited liability company is formed.

     8. SUBADVISER. Any individual or firm that contracts with the Funds or with VIA to manage any portion of the Funds' assets for compensation.

     9. DESIGNATED COMPLIANCE OFFICER. The person or persons who may be designated from time to time by, respectively, the President or Chief Compliance Officer of the Funds, the President of VTC and/or the Chief Executive Officer or Chief Compliance Officer of RC to administer the provisions of this Policy.

     10. SECURITY. The term "security" shall have the same meaning as set forth in Section 2(a)(36) of the 1940 Act and includes any stock or bond.

     11. COVERED SECURITY. Any Security, excluding direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including

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          repurchase agreements),(2) and shares of Third-Party Mutual Funds
          (defined below). "Covered Security" includes shares of The Vantagepoint Funds (other than the Money Market Fund). It also includes shares of exchange-traded funds ("ETF") organized as open-end investment companies or unit investment trusts, offshore funds, unregistered funds (such as hedge funds) and closed-end funds.

     12. THIRD-PARTY MUTUAL FUND. A U.S. registered open-end investment company other than The Vantagepoint Funds. A Third-Party Mutual Fund does not include an open-end ETF. Shares of open-end ETFs are "Covered Securities" under this Policy.

     13. BEING PURCHASED OR SOLD. A Security is "being purchased or sold" from the time when a purchase or sale of the Security on behalf of the Funds or a Fund has been recommended, or communicated to the person who places buy or sell orders on behalf of a Fund, by the Adviser or a subadviser of the Funds or any Fund until the time that such transaction has been completed or terminated.

     14. BENEFICIAL OWNER. Any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security, within the meaning of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 ("Exchange Act"). "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. "Indirect pecuniary interest" includes, but is not limited to, Securities held by members of your immediate family who share your household, including your spouse, children and stepchildren, parents, grandparents, brothers and sisters, and any of your in-laws.

     15. INITIAL PUBLIC OFFERING. An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 ("1933 Act"), the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

     16. LIMITED OFFERING. A Limited Offering means an offering of securities that is exempt from registration under the 1933 Act pursuant to
          Section 4(2) or Section 4(6) or Rule 504, Rule 505 or Rule 506 (e.g., private placements).

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(2)  "High quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

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     17.  AUTOMATIC INVESTMENT PLAN. An Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

III. PERSONAL SECURITIES TRANSACTIONS

     When buying or selling any Security, no RC Company, RC Associate and no member of the Board of Directors of the Funds or of any RC Company shall:

     -    Employ any device, scheme, or artifice to defraud the Funds;

     - Make to the Funds any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

     - Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; and

     -    Engage in any manipulative practice with respect to the Funds.

     With respect to investments in the Funds, no RC Associate, and no member of the Funds' Board of Directors, the RC Board or the VTC Board may purchase or redeem shares of a Fund in violation of the policies and restrictions set forth in the Fund's prospectus, including, but not limited to, the restrictions limiting the frequency of transfers into and out of the same Fund that are designed to prevent so-called "market timing" and protect the interests of long-term investors in the Funds.

     A.   RESTRICTIONS ON PERSONAL TRADING OF INVESTMENT PERSONS

     The following restrictions apply to the personal trading activities of all Investment Persons.

          1. PRIOR APPROVAL. Investment Persons must receive prior approval from the Designated Compliance Officer before purchasing or selling Covered Securities other than through Exempted Transactions (described in Section III.D below). Requests for approval shall be made by submitting a request electronically by e-mail, or on paper using the Personal Securities Transactions Request Form attached hereto as Exhibit A.

          2. BLACKOUT PERIODS. Investment Persons may not purchase or sell, directly or indirectly, any Covered Security (including a related

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               Security, such as an option on the Covered Security or a Security convertible or exchangeable into the Covered Security):

               (a) within five (5) days after the time that the same Covered Security is purchased or sold by a Fund, provided however a contemporaneous purchase or sale of a Covered Security by a Vantagepoint Index Fund will not trigger this blackout period restriction; or

               (b) at any time when they have actual knowledge that a Covered Security is being purchased or sold, or recommended or considered for purchase or sale, by a Fund until five (5) days after the Fund's purchase or sale transaction in such Covered Security has been completed or the Covered Security is no longer being recommended or considered for purchase or sale by the Fund.

          3. SHORT-TERM TRADING. Investment Persons generally may not realize a profit from the purchase and sale of the same Covered Security within a period of sixty (60) days. It is recognized that short-term trading is not dispositive of whether an individual is trading on inside information. Accordingly, Investment Persons may apply to the Designated Compliance Officer for an exception from this provision, which will be granted if the Designated Compliance Officer reasonably believes that the trade is not based on inside information and has no potential to harm the Funds or their shareholders. The Designated Compliance Officer shall make and keep a record of all waivers granted under this provision, including a brief summary of the reasons for granting the waiver.

          4. INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. Investment Persons shall not acquire any security in an Initial Public Offering or Limited Offering.

          5. SHORT SALES. Investment Persons shall not engage in short sales of Covered Securities.

     B.   RESTRICTION ON PERSONAL TRADING OF SPECIAL PURPOSE INVESTMENT PERSONS

          If any Special Purpose Investment Person, as defined below, has actual prior or contemporaneous knowledge of a Covered Security being purchased, sold recommended or considered for the Funds, such person shall not trade in such Covered Security for a period of five (5) days from

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          the later of the date such knowledge is gained or the date the trade is completed or is no longer being considered for the Funds.

          A "Special Purpose Investment Person" means any RC Associate or member of the Funds' Board of Directors, the RC Board or the VTC Board who, by virtue of his or her position, from time to time obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities for the Funds. A person is Special Purpose Investment Person only with respect to Covered Securities as to which he or she has such prior or contemporaneous information.

     C.   RESTRICTION ON PERSONAL TRADING OF ACCESS PERSONS

          Access Persons may not purchase or sell the Securities of any company that, directly or through a control relationship with another company, has a substantial business relationship with the Funds or any RC Company

     D.   EXEMPTED TRANSACTIONS

          The following transactions are exempted from the restrictions IN THIS
          SECTION III ONLY, BUT ARE SUBJECT TO THE REPORTING REQUIREMENTS IN
          SECTION IV BELOW UNLESS OTHERWISE NOTED.

          1. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

          2.   Purchases or sales of shares of a Third-Party Mutual Fund.

          3.   Purchases or sales which are non-volitional.

          4. Purchases which are effected pursuant to an Automatic Investment Plan.

          5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of Securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

          6. Any purchase or sale of Securities which the Designated Compliance Officer, upon investigation, determines to present no reasonable likelihood or potential for harm to the Funds or their shareholders, provided that the Security is not being acquired in an Initial Public Offering or a Limited Offering. NOTE: THE REQUIREMENT FOR INVESTMENT PERSONS TO OBTAIN PRE-APPROVAL FOR

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               PURCHASES OF SECURITIES IN INITIAL PUBLIC OFFERINGS OR LIMITED
               OFFERINGS SHALL NOT BE WAIVED UNDER ANY CIRCUMSTANCES.

          7. Any purchase or sale of Securities involving $1,000 or less, other than Securities being purchased in an Initial Public Offering or Limited Offering by an Investment Person. NOTE: THE REQUIREMENT TO OBTAIN PRE-APPROVAL FOR PURCHASES OF SECURITIES IN INITIAL PUBLIC OFFERINGS OR LIMITED OFFERINGS BY INVESTMENT PERSONS SHALL NOT BE WAIVED UNDER ANY CIRCUMSTANCES.

          8. Any purchase of shares of the Funds effected through payroll deductions at the RC Companies or at the employer of an Investment Person's spouse or family member.

          9. Any purchase or redemption of shares of the Funds effected through an automatic share rebalancing or asset allocation plan offered by an RC Company.

IV.  REPORTING AND REVIEW OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS

     Access Persons, except for Independent Directors of the Funds, are required to submit initial and annual Securities holdings and accounts reports ("Securities Holdings and Accounts Reports") as well as quarterly transaction and new account reports ("Quarterly Transaction and New Account Reports") as outlined below. The Designated Compliance Officer will identify all Access Persons who are required to submit reports pursuant to this section of the Code and will inform those Access Persons of these reporting requirements, in writing. The Designated Compliance Officer shall maintain a record of all Access Persons who are required to submit reports pursuant to this Section. The Designated Compliance Officer will distribute report forms to Access Persons or will otherwise remind Access Persons of their reporting obligations prior to such reports being due. THESE REPORTS ARE MANDATED BY SEC REGULATIONS AND, THEREFORE, EXCEPTIONS AND WAIVERS TO THESE REPORTING REQUIREMENTS CANNOT BE GRANTED UNDER ANY CIRCUMSTANCES.

     All reports submitted pursuant to this Code will be reviewed by the Designated Compliance Officer to seek to ensure that Access Persons have abided by this Code. Through these reviews, the Designated Compliance Officer will seek to identify any improper trades or patterns of abuse (including market timing) by Access Persons. When reviewing these reports, the Designated Compliance Officer will also seek to verify that Access Persons have received all necessary pre-approvals required by this Code.

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     A.   REPORTING ACCOUNTS HOLDING SHARES OF THE FUNDS

          All RC Associates shall report any accounts through which they beneficially own, hold or invest in shares of the Funds, other than accounts held under the ICMA Retirement Corporation Retirement Savings Plan or other employee benefit plans established and maintained by RC.

     B.   INITIAL AND ANNUAL HOLDINGS AND ACCOUNTS REPORTS FOR ACCESS PERSONS

          All Access Persons, other than an Independent Director of the Funds who would be required to make a report solely by reason of being a director of the Funds, must, upon commencement of employment, disclose all holdings in Covered Securities (as defined in Section II) held in personal accounts over which the Access Person has direct or indirect control or influence (including those of immediate family members living in the same household as the Access Person). All Securities Holdings and Accounts Reports shall be made in writing to the Designated Compliance Officer within ten (10) days of becoming an Access Person and such information shall be current as of a date no more than forty-five (45) days prior to such person becoming an Access Person.

          Access Persons, other than an Independent Director of the Funds who would be required to make a report solely by reason of being a director of the Funds, must provide an annual Securities Holdings and Accounts Report thereafter confirming the accuracy of their previously reported Securities holdings and accounts. Such reports must be submitted to the Designated Compliance Officer no later than February 14th of each year and must be current as of December 31st of the previous calendar year. Securities Holdings and Accounts Reports must be made annually regardless of whether the Access Person has duplicate account statements and/or confirmations for personal accounts delivered to the Designated Compliance Officer.

          Access Persons, other than an Independent Director of the Funds who would be required to make a report solely by reason of being a director of the Funds, must disclose all Covered Securities Holdings in the initial and annual Securities Holdings and Accounts Reports including those resulting from transactions which are exempt from the transactional reports (described in Section C below). The only holdings which are not required to be reported are Securities held in accounts over which the Access Person does not have any direct or indirect influence or control (e.g., blind trusts).

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          The Securities Holdings and Accounts Reports must include:

               (a) title, type of Covered Security and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security of which the Access Person is a direct or indirect Beneficial Owner;

               (b) the name of any broker, dealer, mutual fund company or bank with whom the Access Person maintains an account, the account number, the title of the account, the names of all individuals who are Beneficial Owners of the account in which any Security is held for the Access Person's direct or indirect benefit; and

               (c)  the date that the report is submitted by the Access Person.

     C.   QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS FOR ACCESS PERSONS

          Each Access Person, other than an Independent Director of the Funds who would be required to make a report solely by reason of being a director of the Funds, must submit a Quarterly Transaction and New Account Report to the Designated Compliance Officer including the information described below with respect to transactions in any Covered Securities (as defined in Section II) in which such Access Person was a direct or indirect Beneficial Owner of a Covered Security.

          An Access Person is not required to report:

               -    Exempt Transactions, as defined below; and

               - Securities trades in accounts over which the Access Person does not have influence or control over investment decisions (e.g., a blind trust).

          Such Quarterly Transaction and New Account Reports must be submitted in writing to the Designated Compliance Officer no later than thirty
          (30) days after the end of the calendar quarter in which the transaction(s) were effected. The Designated Compliance Officer shall retain the reports in accordance with Section IX of this Code.

          Quarterly Transaction and New Account Reports must include the following information for transactions with respect to a Covered
          Security:

               (a) the date of the transaction, the title, the exchange ticker symbol or CUSIP number (if applicable), interest rate and

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                    maturity date (if applicable), number of shares, and the
                    principal amount of each Covered Security involved;

               (b) the nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);

               (c)  the price at which the transaction was affected;

               (d) the name of the broker, dealer, mutual fund company or bank with or through which the transaction was effected; and

               (e)  the date that the report is submitted by the Access Person.

          If during the calendar quarter, the Access Person established a new bank, brokerage or mutual fund company account where Securities are held, the Quarterly Transaction and New Account Report must include the following information:

               (a) the name of the broker, dealer, mutual fund company or bank with which the Access Person established the account;

               (b)  the date the account was established; and

               (c)  the date that the report is submitted by the Access Person.

          The following transactions are "Exempt Transactions" for the purpose of the Quarterly Transaction and New Account Report requirements (but still must be reported on initial and annual Securities Holdings and Accounts Reports):

               - Purchase of Covered Securities pursuant to an Automatic Investment Plan;(3) and

               - Transactions reported in duplicate broker monthly account statements or trade confirmations received by the Designated Compliance Officer, if all of the above required information is included and the confirmations or account statements are received by the Designated Compliance Officer within thirty
                    (30) days of the close of the calendar quarter.

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(3)  Any transaction, however, that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a Quarterly Transaction Report.

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          Trading in Covered Securities in an account over which a person does not have direct or indirect control or influence (e.g., a blind trust) is also an Exempt Transaction for the purposes of the Quarterly Transaction and New Account Report, as well as the initial and annual Securities Holdings and Accounts Reports.

     D.   QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS FOR INDEPENDENT
          DIRECTORS

          Independent Directors of the Funds, and members of the RC Board and VTC Board who are not also officers or employees of the RC Companies, shall report transactions in Covered Securities under this Policy on a quarterly basis only if they knew or should have known, at the time of each such transaction, that, during the fifteen (15) day period immediately preceding or following the date of the transaction, the same Covered Security was purchased or sold or was being considered for purchase or sale by a Fund. The "should have known" standard does not: imply a duty of inquiry; presume that a director can deduce or extrapolate from presentations or discussions about Fund strategies; or impute knowledge from awareness of a Fund's holdings, policies, objectives and restrictions. NOTE: THIS SECTION IV.D DOES NOT APPLY TO THE CLASS 3 DIRECTOR OF THE FUNDS WHO IS SUBJECT TO THE FULL INITIAL, ANNUAL AND QUARTERLY REPORTING REQUIREMENTS FOR ACCESS PERSONS DESCRIBED IN SECTIONS IV.B AND C ABOVE.

V.   SUBADVISERS' CODES OF ETHICS

     Each Subadviser shall adopt a written code of ethics governing personal investment activity that meets the requirements of Rule 17j-1 ("Rule 17j-1 Code"). Any person that is an "access person" (as defined in Rule 17j-1) of a Subadviser shall be subject to and comply with the Rule 17j-1 Code of such Subadviser.

V.   SERVICE ON BOARDS OF DIRECTORS

     RC Associates may not serve on the Board of Directors of any publicly traded company unless such service has been previously approved by the President of RC and the President of the Funds.

VI.  ANNUAL CERTIFICATION

     Every person covered by this Policy, other than the Independent Directors of the Funds, shall certify annually that he or she: (1) has read and understands this Policy; (2) has complied with its requirements; and (3) has reported all Securities transactions required to be reported pursuant to this Policy.

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VII. REVIEW AND REPORTING OF VIOLATIONS OF THIS POLICY

     1. All violations of this Policy shall be reported promptly to the Chief Compliance Officer of RC, VIA and the Funds.

     2. As applicable, the President or Chief Compliance Officer of the Funds, the President of VTC and the Chief Executive Officer of RC shall report all material violations of this Policy to, respectively, the Fund's Board of Directors, the RC Board and the VTC Board at their respective board meetings following such violation.

     3. An annual report relating to this Policy shall be presented to the Fund's Board of Directors, the RC Board and the VTC Board, and such report shall:

          (i) summarize the current Policy and any material changes made during the year;

          (ii) describe any issues arising under the Policy since the last report, including information about material violations of the Policy and sanctions imposed in response to those violations; and

          (iii) identify any recommended changes in existing restrictions or procedures based on the Funds' experience under this Policy, evolving industry practices, or developments in applicable laws or regulations.

     4. VIA and RC Services shall certify annually to the Funds' Board of Directors that each has adopted procedures reasonably necessary to prevent its Access Persons from violating the provisions of this Policy.

     5. Each Subadviser shall submit a copy of its Rule 17j-1 Code for approval of the Funds' Board of Directors prior to being hired. Each Subadviser annually shall furnish to the Funds' Board of Directors a written report of any issues arising under its Rule 17j-1 Code, including a report of any material violations and any sanctions imposed in response to those violations. Each Subadviser will also certify annually that it has adopted procedures reasonably necessary to prevent its access persons from violating the provisions of its Rule 17j-1 Code.

     6. The Funds' Board of Directors must approve any material change to this Policy or to any Subadviser's Rule 17j-1 Code no later than six (6) months after adoption of the material change.

Insider Trading Policy
Page 15


VIII. SANCTIONS

     Upon discovering a violation of this Policy, the President of the Funds, RC, VIA, VTC, VTA or RC Services may impose such sanctions as he or she deems appropriate, including but not limited to, forfeiture of future discretionary compensation, a letter of censure, or suspension or termination of employment.

IX.  RETENTION OF RECORDS

     This Code, a copy of each required report filed, any written report relating to the interpretation of this Code, or violations hereunder, shall be preserved with the records of the Funds for the period required by Rule 17j-1 and Rule 204A-1.

                             THE VANTAGEPOINT FUNDS
                           ICMA RETIREMENT CORPORATION
          VANTAGEPOINT INVESTMENT ADVISERS, LLC, ICMA-RC SERVICES, LLC
             VANTAGEPOINT TRANSFER AGENTS, LLC, VANTAGETRUST COMPANY

                  PERSONAL SECURITIES TRANSACTION REQUEST FORM

NAME: __________________________________________________________________________

LEGAL NAME OF ACCOUNT: _________________________________________________________

TRANSACTION DATE: ____________________   TIME REQUESTED: _______________________

BUY ____________   SELL ______________   SECURITY: _____________________________

                                         STOCK SYMBOL OR CUSIP NO: _____________

NUMBER OF SHARES: _______   APPROX. PRICE: ____ OR TOTAL US DOLLAR AMOUNT: _____

BROKER: ______________________________   ACCOUNT #: ____________________________

IF YOU HAVE ANY QUESTIONS REGARDING THIS FORM, PLEASE CONTACT THE COMPLIANCE DEPARTMENT.

I hereby certify that I have no knowledge whether this security is being purchased, sold, recommended or considered for purchase or sale by The Vantagepoint Funds. To the best of my knowledge, this proposed transaction does not violate any provisions of the Policy on Personal Investment Activity and Prevention of the Misuse of Inside Information.


SIGNATURE:                               DATE:
           ---------------------------         ---------------------------------

================================================================================

                             FOR COMPLIANCE USE ONLY

This security has [ ] has not been [ ] purchased or sold for The Vantagepoint Funds within the last five (5) calendar days.

COMPLIANCE CHECK COMPLETED BY: _________________________________________________

COMPLIANCE OFFICER: ____________________________________________________________

================================================================================

                       NOTIFICATION OF APPROVAL OR DENIAL

DATE: ________________________________   TIME RESPONDED:________________________

APPROVED: __________ DENIED: _________

COMMENTS: ______________________________________________________________________

FORM COMPLETED BY: _____________________________________________________________